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                                                                      EXHIBIT 21

                               RUDDICK CORPORATION

                              AFFILIATED COMPANIES
                             AS OF DECEMBER 6, 2002

Listed below are the domestic subsidiaries of Ruddick Corporation, (the "Registrant") all of which are wholly owned and are owned directly by the Registrant, unless otherwise indicated.

         Subsidiary                                       State of Incorporation
         ----------                                       ----------------------

         American & Efird, Inc.(4)                        North Carolina
         American & Efird Services, Inc.(1)               North Carolina
         A&E Export, Inc.(1)                              U.S. Virgin Islands
         American & Efird Enterprises, Inc. (1)           North Carolina
         Harris Teeter, Inc.(4)                           North Carolina
         Harris Teeter Properties, LLC (2)                North Carolina
         Harris-Teeter Services, Inc.(2)                  North Carolina
         Harris Teeter Resources, Inc. (2)                North Carolina
         Ruddick of Delaware, Inc.                        Delaware
         Ruddick Investment Company                       North Carolina
         Ruddick Operating Company                        Delaware
         Ruddco Management, Inc. (3)                      North Carolina

         (1) Owned by American & Efird, Inc.
         (2) Owned by Harris Teeter, Inc.
         (3) Owned by Ruddick Investment Company
         (4) Owned by Ruddick Operating Company


In the normal course of business, Ruddick Investment Company and Harris Teeter Properties LLC from time to time makes investments in corporations and partnerships that may result in ownership of capital stock or other interests as an investment.

Listed below are the foreign subsidiaries of the Registrant, all of which are wholly owned, directly or indirectly, by American & Efird, Inc., unless otherwise indicated. Pursuant to the rules of the Securities and Exchange Commission, certain entities that are not deemed to be significant subsidiaries, individually or in the aggregate, have been excluded from the list below.

Subsidiary                                        Jurisdiction of Incorporation
----------                                        -----------------------------

American & Efird (H.K.) Limited (1)               Hong Kong
Dongmei (Dongguan) Thread Mfg. Co. Ltd.           China
American & Efird (G.B.) Limited (1)               England
American & Efird (Belgium) BV. BA  (1)            Belgium
American & Efird Canada, Inc.                     Canada
American & Efird International B.V.               Netherlands
American & Efird Italia S.p.A.                    Italy
Hilos A&E de Costa Rica, S.A.                     Costa Rica
Distribuidora A&E de Costa Rica, S.A.             Costa Rica
Exportadora A&E de Costa Rica, S.A.               Costa Rica
Hilos A&E de Guatemala, S.A.                      Guatemala
Exportadora A&E de Guatemala, S.A.                Guatemala
Comercializadora A&E de Guatemala, S.A.           Guatemala
Hilos A&E de El Salvador, S.A. de C.V. (1)        El Salvador


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Hilos American & Efird de Honduras, S.A. de C.V. (1)              Honduras
American & Efird de Mexico, S.A. de C.V (1)                       Mexico
Hilos American & Efird de Mexico, S.A. de C.V. (1)                Mexico
Servicios American & Efird de Mexico, S.A. de C.V. (1)            Mexico
American & Efird Mills (S) Pte. Ltd.                              Singapore
American & Efird (Malaysia) SDN BND                               Malaysia
American & Efird (Polska) Sp. z o.o. (1)                          Poland
Hengmei Spinning Company, Ltd. - Joint venture, 60% owned         China
Hilos A&E Dominicana, Ltd. - Joint venture, 51% owned             Cayman Islands
American & Efird (Haiti), S.A.  - Joint venture, 51% owned (1)    Haiti
American & Efird Lanka (Private) Limited
         - Joint venture, 33 1/3% owned                           Sri Lanka
American & Efird (Bangladesh) Ltd.
         - Joint Venture, 33 1/3% owned                           Bangladesh
American & Efird (South Africa) (Proprietary) Ltd.
         - Joint Venture, 49% owned                               South Africa
Bieze Stork B.V. - Joint Venture, 40% owned                       Netherlands
Linofil Lda. - Joint Venture, 41.2% owned                         Portugal


(1) Single shares of such entities are owned by persons designated by American & Efird, Inc. in order to comply with local law.